SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of The
                Securities Exchange Act of 1934


                  Date of Report:  May 1, 1997
               (Date of earliest event reported)



      HALL INSTITUTIONAL MORTGAGE FUND LIMITED PARTNERSHIP
     (Exact name of Registrant as specified in its charter)



      Arizona                      2-94249             75-1982134
(State of Organization)     (Commission File No.)   (I.R.S. Employer
                                                    Identification No.)


4455 East Camelback Road
    Suite A-200                                               85018
(Address of principal executive offices)                    (Zip Code)


Registrant's Telephone Number, Including Area Code:  (602) 840-0060

ITEM 5.   OTHER EVENTS.

     Pursuant to a consent solicitation that expired on May 1, 1997, at 5:00 p.m., Dallas, Texas time, the following proposal was adopted by the requisite number of holders of partnership units of the Registrant: the sale of substantially all of the non-cash assets of the Registrant to Hall Financial Group, Inc., a Delaware corporation that is 93% owned by Craig Hall, the sole owner of the managing general partner of the Registrant, for a purchase price of $1,600,000 (the "Sale Transaction"), followed by the termination and winding up of the Registrant's business and distribution of the cash held by the Registrant to the creditors and partners of the Registrant (the "Liquidation") in accordance with the Registrant's Amended and Restated Certificate and Agreement of Limited Partnership. The Registrant is filing today a certificate of cancellation of its certificate of limited partnership with the Arizona Secretary of State and a Form 15 with the Securities and Exchange Commission. The Sale Transaction is expected to close on or before May 21, 1997, and shall be immediately followed by the Liquidation and the distribution of the net assets of the Partnership to the holders of record of Units of the Registrant.


ITEM 7.   FINANCIAL   STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION   AND
          EXHIBITS.


          (c)  EXHIBITS.


          EXHIBIT NO.      DESCRIPTION
          -----------      -----------

              2.1 Asset Purchase Agreement, dated as of October 15, 1996, between Hall Financial Group, Inc. and Hall Institutional Mortgage Fund Limited Partnership.

                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         HALL INSTITUTIONAL MORTGAGE FUND LIMITED
                         PARTNERSHIP, an Arizona limited partnership

                         By:  HALL PENSION FUND ASSOCIATES, LTD., its
                              General Partner

                              By:  HALL 1985 MANAGEMENT ASSOCIATES
                                   LIMITED PARTNERSHIP, its General Partner

                                   By:  HALL APARTMENT ASSOCIATES,
                                        INC., its General Partner


     Date:  May 15, 1997
                                        By:  /s/Larry Levey
                                             -------------------------
                                             Larry Levey
                                             Vice President

                             INDEX TO EXHIBITS



EXHIBIT NO.    DESCRIPTION
-----------    -----------

   2.1 Asset Purchase Agreement, dated as of October 15, 1996, between Hall Financial Group, Inc. and Hall Institutional Mortgage Fund Limited Partnership.